SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE ULTIMATE SOFTWARE GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

April 13, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (the “Company” or “Ultimate Software”), which will be held on Tuesday, May 15, 2007, at 10:00 a.m. (EDT), at the Company’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 (the “Annual Meeting”).

The principal business of the meeting will be (i) to elect two directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) to approve the amendment of the 2005 Equity and Incentive Plan; (iii) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and (iv) to transact such other business as may properly come before the meeting or any postponement or adjournment thereof. During the Annual Meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 2007.

Whether you plan to attend the Annual Meeting or not, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

For your benefit, enclosed is a copy of Ultimate Software’s Annual Report to Stockholders, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission, which includes audited consolidated financial statements and notes thereto. We thank you for your continued interest in Ultimate Software.

Sincerely yours,

Scott Scherr
Chairman, President and Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS MAY 15, 2007
SOLICITATION OF PROXIES
VOTING RIGHTS AND PROCEDURES
PROPOSAL I — ELECTION OF DIRECTORS
PROPOSAL II — APPROVAL OF THE AMENDMENT OF THE 2005 EQUITY AND INCENTIVE PLAN
PROPOSAL III — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
BLACK-SCHOLES ASSUMPTIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
OTHER MATTERS

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2007

TO THE STOCKHOLDERS OF THE ULTIMATE SOFTWARE GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Ultimate Software Group, Inc. (the “Company”) will be held on Tuesday, May 15, 2007, at 10:00 a.m. (EDT), at the Company’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 for the following purposes:

1.	To elect two directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the amendment of the 2005 Equity and Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Holders of record of the voting stock of the Company at the close of business on March 16, 2007 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Enclosed are a Proxy Statement, a form of proxy and an addressed return envelope. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO FILL IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Stockholders who attend the meeting may, if they desire, revoke their proxies and vote in person.

By Order of the Board of Directors:

Vivian Maza
Secretary

Weston, Florida
April 13, 2007

THE ULTIMATE SOFTWARE GROUP, INC.
2000 ULTIMATE WAY
WESTON, FLORIDA 33326

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

MAY 15, 2007

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of The Ultimate Software Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 15, 2007, at 10:00 a.m. (EDT), at the Company’s principal corporate office at 2000 Ultimate Way, Weston, Florida 33326 and at any postponement or adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy and the Company’s Annual Report to Stockholders for 2006 including therewith the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, (the “Form 10-K”), are first being mailed to stockholders commencing on or about April 13, 2007.

Proxies are being solicited from holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”). If a proxy is properly executed and returned, the shares represented by it will be voted and, where specification is made by the stockholder as provided in such proxy, will be voted in accordance with such specification. Unless a stockholder specifies otherwise, all shares represented by valid proxies will be voted (i) FOR the election of the persons named in this Proxy Statement as nominees of the Company under the heading “Election of Directors;” (ii) FOR the approval of the amendment of the 2005 Equity and Incentive Plan; (iii) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and (iv) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

SOLICITATION OF PROXIES

The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by directors, officers and other employees of the Company without additional compensation. Brokers, dealers, banks, voting trusts, custodians and other institutions, and their nominees, who are holders of shares of the Company’s Common Stock on the Record Date, referred to below, will be requested to forward the soliciting material to the beneficial owners of such shares of Common Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy material to their beneficial owners.

VOTING RIGHTS AND PROCEDURES

Only stockholders of record of the Common Stock of the Company at the close of business on March 16, 2007 (the “Record Date”), will be entitled to vote at the Annual Meeting. As of that date, a total of 25,069,013 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting.

A majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of or against such matter.

Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast is required for the election of directors. If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. In the election of directors, abstentions will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required for the approval of the amendment of the 2005 Equity and Incentive Plan. Abstentions will have the effect of votes “against” the approval of the Company’s amendment of the 2005 Equity and Incentive Plan. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of or against such matter.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Abstentions will not be counted either for or against the proposal for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007.

A stockholder may revoke a proxy at any time prior to its exercise by giving to the Secretary of the Company a written notice of revocation of the proxy’s authority prior to the voting thereof or by submitting a duly executed proxy bearing a later date, or by voting in person, at the Annual Meeting.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of the Company is currently composed of seven members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. Scott Scherr and Alois T. Leiter are the directors in the class whose term expires at the Annual Meeting.

The Board has nominated Messrs. Scott Scherr and Alois T. Leiter for election to the Board at the Annual Meeting for a term of three years, expiring at the 2010 Annual Meeting, and each has indicated a willingness to serve. Messrs. LeRoy A. Vander Putten and Robert A. Yanover serve in the class whose term expires at the Annual Meeting in 2008. Messrs. Rick A. Wilber, Marc D. Scherr and James A. FitzPatrick, Jr. serve in the class whose term expires at the Annual Meeting in 2009.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect the nominees as directors. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Messrs. Scott Scherr and Alois T. Leiter, unless authority is withheld by the stockholder in the proxy. In the event that either of Messrs. Scott Scherr and Alois T. Leiter becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board.

The following table sets forth certain information concerning the nominees, based on data furnished by them. Information regarding incumbent directors whose terms are not expiring is included in the section labeled “Directors and Executive Officers” below.

Name of Nominee	Age	Principal Occupation

Scott Scherr	55	Chairman of the Board, President and Chief Executive Officer, The Ultimate Software Group, Inc.
Alois T. Leiter	41	Television Commentator, Yankees Entertainment and Sports Network

Scott Scherr has served as President and a director of the Company since its inception in April 1996 and has been Chairman of the Board and Chief Executive Officer of the Company since September 1996. Mr. Scherr is also a member of the Executive Committee of the Board. In 1990, Mr. Scherr founded The Ultimate Software Group, Ltd. (the “Partnership”), the business and operations of which were assumed by the Company in 1998. Mr. Scherr served as President of the Partnership’s general partner from the inception of the Partnership until its dissolution in March 1998. From 1979 until 1990, he held various positions at Automatic Data Processing, Inc. (“ADP”), a payroll services company, where his titles included Vice President of Operations and Sales Executive. Prior to joining ADP, Mr. Scherr operated Management Statistics, Inc., a data processing service bureau founded by his father, Reuben Scherr, in 1959. He is the brother of Marc Scherr, the Vice Chairman of the Board of the Company, and the father-in-law of Adam Rogers, Senior Vice President, Chief Technology Officer.

Alois T. Leiter has served as director of the Company since October 2006. Mr. Leiter was a three-time Major League Baseball World Champion and two-time All-Star pitcher formerly with the New York Yankees, New York Mets, Toronto Blue Jays, and Florida Marlins, and has been an official spokesperson for the Company since 2002. Mr. Leiter has served as a television commentator for the Yankees Entertainment and Sports Network since 2006. Mr. Leiter is president and founder of Leiter’s Landing, a charitable organization formed in 1996. Mr. Leiter has served on the Executive Committee of New York City’s official tourism marketing organization, NYC & Company, since 2000 and is a member of the Board of Directors of America’s Camp, a legacy organization of the Twin Towers Fund, on which he also served as a board member.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. SCOTT SCHERR AND ALOIS T. LEITER AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2010 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

PROPOSAL II — APPROVAL OF THE AMENDMENT OF THE 2005 EQUITY
AND INCENTIVE PLAN

The Company’s 2005 Equity and Incentive Plan (the “Plan”) authorizes the grant of options to directors, officers and employees of the Company to purchase shares of the Company’s Common Stock. The Plan also authorizes the grant to such persons of restricted and non-restricted shares of Common Stock, stock appreciation rights, stock units and cash performance awards (collectively, and together with stock options, the “Awards”). The Plan was approved by the Company’s stockholders at the Annual Meeting of stockholders on May 17, 2005.

Sole Purpose of Proposal to Amend the Plan

The sole purpose of the proposal to amend the Plan is to increase the number of shares of the Company’s Common Stock authorized for issuance pursuant to Awards granted under the Plan by 3,000,000 shares.  The aggregate number of shares of Common Stock previously authorized for issuance under all Awards granted under the Company’s Nonqualified Stock Option Plan, as amended and restated as of December 20, 2002 (referred to in this Proxy Statement as the “Prior Plan”), and the Plan is 9,000,000 shares. As of the Record Date, the aggregate number of shares of Common Stock that remain available for new Awards under the Plan is 41,901 shares. In the twelve months ended December 31, 2006, Awards with respect to 1,018,758 shares of Common Stock were granted under the Plan. Without an amendment to the Plan to increase the number of shares of Common Stock authorized to be issued pursuant to Awards granted under the Plan, the Compensation Committee of the Board (the “Compensation Committee”) would be severely restricted in its ability to grant Awards, other than cash awards, under the Plan. The Board believes it is essential that its Compensation Committee is able to continue to grant Awards of equity based compensation under the Plan in order to attract and maintain qualified employees, officers and directors and to tie their compensation in part to the performance of the Company’s Common Stock.

By unanimous written consent dated as of March 13, 2007, the Board has approved, subject to stockholder approval at the 2007 Annual Meeting, an amendment of the Plan, the sole purpose of which is to increase the number of shares of Common Stock authorized for issuance pursuant to Awards granted under the Plan by an additional 3,000,000 shares. The Plan, as so amended and restated in its entirety, is hereinafter referred to as the “Amended and Restated Plan”.

The following is a summary of the material terms of the Amended and Restated Plan. This summary is qualified by reference to the full text of the Amended and Restated Plan, which is attached hereto as Appendix A.

Description of the Plan

Purpose.  The objectives of the Amended and Restated Plan are (i) to provide a vehicle for compensating the Company’s key personnel by giving them the opportunity to acquire a proprietary interest in the Company’s Common Stock by receiving equity-based incentive compensation; (ii) to provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) to attract, motivate and retain key employees, non-employee directors and other service providers by maintaining competitive compensation levels; and (iv) to provide an incentive to management for continuous employment with or service to the Company.

Reservation of Shares.  Subject to stockholder approval at the 2007 Annual Meeting, and subject to adjustments as described below, the maximum aggregate number of shares of the Company’s Common Stock that may be issued under all Awards granted under the Prior Plan and the Amended and Restated Plan shall be 12,000,000 shares. As of the Record Date, an aggregate of 8,958,099 shares of Common Stock have either (i) already been issued as a result of the exercise of stock options under the Prior Plan and the Plan or (ii) are subject to outstanding Awards granted under the Plan and Prior Plan. Accordingly, as of the Record Date, only 41,901 shares remain available for new Awards under the Plan.

Shares of Common Stock issued and sold under the Amended and Restated Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award under the Prior Plan or the Amended and Restated Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitation and may again be made subject to Awards under the Amended and Restated Plan. In addition, any shares of Common Stock exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an Award under the Prior Plan or the Amended and Restated Plan will be returned to the number of shares of Common Stock available for issuance under the Amended and Restated Plan. Any Awards settled in cash will not be counted against the share limitations under the Amended and Restated Plan. The maximum number of shares of Common Stock that may be returned or added to the aggregate share reserve under the Amended and Restated Plan upon the termination, forfeiture, cancellation or other disposition of an Award granted under the Prior Plan and the Plan is limited to 9,000,000 shares.

Adjustments.  In the event of a recapitalization, reclassification or other specified event affecting the Company or the shares of Common Stock, appropriate and equitable adjustments shall be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the

Amended and Restated Plan, and the number and kind of shares of Common Stock or other rights and prices under outstanding Awards to prevent dilution or enlargement of a participant’s rights under an Award.

Administration.  The Amended and Restated Plan is administered by the Compensation Committee. The Compensation Committee shall, to the extent deemed necessary or advisable by the Board, be constituted so each committee member will satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ Stock Market, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) an “outside director” under section 162(m) of the Internal Revenue Code (the “Code”). Subject to the limitations set forth in the Amended and Restated Plan, the Compensation Committee has the authority to determine the persons to whom Awards are to be granted, the types of Awards to be granted, the time at which Awards will be granted, the number of shares of Common Stock, units or other rights subject to each Award, the exercise, base or purchase price of an Award, the time or times at which the Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. Subject to the terms of the Amended and Restated Plan, the Compensation Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Amended and Restated Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a participant with respect to an outstanding Award without the participant’s consent. The Compensation Committee will have the right, from time to time, to delegate to one or more of the Company’s officers the authority of the Compensation Committee to grant and determine the terms and conditions of Awards, subject to certain limitations. Any Awards under the Amended and Restated Plan made to non-employee members of the Board must be approved by the Board.

Eligibility.  Awards under the Amended and Restated Plan may be granted to any current or prospective employee, officer, director, consultant or advisor of the Company or any of its subsidiaries. As of March 31, 2007, the Company had 670 employees, (including 3 named executive officers), and 5 non-employee directors who are eligible to participate in the Plan. The 3 named executive officers are the only executive officers of the Company.

Stock Options.  Stock options granted under the Amended and Restated Plan may be issued as either incentive stock options (within the meaning of section 422 of the Code), or as nonqualified options. Except in the case of options issued to non-employee Directors in lieu of fees for Board services as described below, the exercise price of an option will be 100% of the fair market value of a share of the Company’s Common Stock on the date of the grant of the option, or such other amount as determined by the Compensation Committee. The Compensation Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant. The maximum term of a stock option will be ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of Common Stock that have been held for at least six months, (iii) through an open-market broker-assisted transaction, (iv) by combination of any of the above methods, or (v) by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts. For purposes of section 422 of the Code, the maximum value of shares of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be covered under options granted under the Amended and Restated Plan to any participant in any calendar year is 500,000 shares of Common Stock. All options are nontransferable except upon death by the participant’s will or the laws of descent and distribution or, in the case of nonqualified options, to family members of the participant or to trusts for the benefit of the participant or such participant’s family members, as may be approved by the Compensation Committee and set forth in the award agreement in accordance with the terms of the Amended and Restated Plan. The Amended and Restated Plan prohibits the cancellation, substitution or amendment of an option for the purpose of reducing the exercise price of a previously granted option, except for equitable adjustments for changes in the Company’s corporate structure, as described above.

Director Fee Options.  The Amended and Restated Plan provides for the periodic grant of nonqualified stock options to its non-employee directors in lieu of cash payment of directors’ fees that are earned during the calendar quarter ending immediately prior to the date of grant. The exercise price per share of each option will be 30% of the fair market value of a share of the Company’s Common Stock on the date of grant, or such other amount as determined by the Board. The total discount from fair market value on all options granted to non-employee directors for a calendar quarter will be equivalent to the retainer fees and Board committee fees earned by the non-employee directors for such quarter. Each option will be fully and immediately vested as of the date of grant, but will become exercisable only upon the earliest to occur of the following events: (i) the fifth anniversary of the date of grant, (ii) the date on which the non-employee director ceases to be a member of the Board, and (iii) the effective date of a “change in control” (as defined in the Amended and Restated Plan) of the Company. Each option will remain exercisable for the period specified in the award agreement as provided by the Compensation Committee at the time of grant. In lieu of the foregoing, the Compensation Committee may, in its discretion, cancel the right of the non-employee director to exercise the option upon or following the occurrence of an exercise event as described above in exchange for a cash settlement payment equal to the product of: (i) the number of shares of stock subject to the option being cancelled, multiplied by (ii) the excess of the per share fair market value of the stock on the date of cancellation of the option over the exercise price per share of the option.

Stock Appreciation Rights.  A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of Common Stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of Common Stock as to which the right is being settled or exercised. The base price may not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of employment or service of a participant. The maximum term of a stock appreciation right will be ten years from the date of grant. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock appreciation rights granted under the Amended and Restated Plan to any participant during any calendar year is 500,000 shares of Common Stock. Stock appreciation rights may be payable in cash or in shares of Common Stock or in a combination of both. The Amended and Restated Plan prohibits the “repricing” of stock appreciation rights, as described above for stock options.

Restricted Stock Awards.  A restricted stock award represents shares of Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued employment or service of the participant for specified time periods and on the attainment of specified business performance goals established by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the Award, the participant will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to restricted stock awards granted under the Amended and Restated Plan to any participant during any calendar year is 250,000 shares of Common Stock.

Stock Units.  An award of stock units provides the participant the right to receive a payment based on the value of a share of Common Stock. Stock units may be subject to vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Such vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Common Stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock units granted under the Amended and Restated Plan to any participant during any calendar year is 250,000 shares of Common Stock.

Stock Awards.  A stock award represents shares of Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Compensation Committee. Subject to adjustments as described above, the maximum number of shares of Common Stock that may be subject to stock awards granted under the Amended and Restated Plan to any participant during any calendar year is 250,000 shares of Common Stock.

Performance Awards.  The Compensation Committee may grant performance awards under the Amended and Restated Plan, which shall represent the right to receive a payment in cash if performance goals established by the Compensation Committee for a performance period are satisfied. The Compensation Committee may grant performance awards that are intended to qualify as performance-based compensation under section 162(m) of the Code, as well as performance awards that are not intended to so qualify. At the time a performance award is granted, the Compensation Committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Compensation Committee deems appropriate. The Compensation Committee may also determine a target payment amount or a range of payment amounts for each Award. The maximum amount of compensation that may be payable to a participant during any one calendar year with respect to performance awards is $2 million. In the case of performance awards that are intended to qualify as performance-based compensation under section 162(m) of the Code, the Compensation Committee will designate performance criteria from among the criteria set forth below.

Section 162(m) Awards.  Awards of options and stock appreciation rights granted under the Amended and Restated Plan are intended by their terms to qualify for the performance-based compensation exception under section 162(m) of the Code. In addition, the Compensation Committee may grant awards of restricted stock, stock units, stock awards or performance awards that are intended to qualify for the performance-based compensation exception under section 162(m) of the Code. Under section 162(m), the terms of such award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable). For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any subsidiary or any business unit: annual recurring revenues; recurring revenues; services revenues; license revenues; net or gross revenue; operating expenses; cash flow; total earnings; earnings per share, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross or operating margin; return on equity; return on capital; return on investment; market share; economic value added; stock price; and total stockholder return. The foregoing performance criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any items specified by the Compensation Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

Effect of Change in Control.  The Compensation Committee may, in an award agreement, provide for the effect of a “change in control” (as defined in the Amended and Restated Plan) on an Award. These provisions may include the acceleration of vesting of an Award, the elimination or modification of performance or other conditions, the extension of the time for exercise or realizing gain from an Award, the acceleration of payment, cash settlement of an Award or other adjustments that the Compensation Committee considers appropriate. Unless otherwise provided by the Compensation Committee and set forth in the applicable award agreement, upon a change in control, (i) each outstanding option and stock appreciation right, to the extent that it has not otherwise become vested and exercisable, will automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each restricted stock award will become fully and immediately vested and all forfeiture and transfer restrictions thereon will lapse, and (iii) each outstanding stock unit award, stock award and performance award will become immediately and fully vested and payable.

Term; Amendment and Termination.  The Amended and Restated Plan will terminate on December 15, 2014, unless earlier terminated by the Board. The Board may terminate or amend the Amended and Restated Plan at any time, subject to stockholder approval under certain circumstances provided in the Amended and Restated Plan. However, no termination or amendment of the Amended and Restated Plan will adversely affect the rights of a participant under any previously granted Award.

New Plan Benefits

By unanimous written consent dated as of March 13, 2007, the Compensation Committee has approved the grant to Mr. Scott Scherr of an Award of 60,000 restricted shares of Common Stock, contingent upon the approval by the stockholders of the Amended and Restated Plan at the 2007 Annual Meeting. Such restricted stock Award would be issued on the date of the 2007 Annual Meeting, would become fully vested on the fourth anniversary of the 2007 Annual Meeting and would have such other terms as are provided in a Restricted Stock Award Agreement entered into in accordance with the Plan. The Compensation Committee resolution states that, in the event that the stockholders do not approve the Amended and Restated Plan, the Company will pay to Mr. Scherr, on the date such restricted stock Award otherwise would have become fully vested, an amount in cash equal to the fair market value of the shares of Common Stock that otherwise would have been subject to such restricted stock Award, as determined pursuant to the Plan.

The terms and number of Awards to be granted in the future under the Amended and Restated Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made (other than the Award to Mr. Scott Scherr described above), the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees cannot be determined at this time.

Grants under the Plan in 2006

In 2006, no stock options were granted under the Plan to the Company’s executive officers. In 2006, stock options were granted (i) to other employees of the Company to purchase an aggregate of 693,850 shares of Common Stock at an average weighted exercise price of $21.62 per share, (ii) to the non-employee directors of the Company for Board services as a group to purchase an aggregate of 8,390 shares of Common Stock at an average weighted exercise price of $5.74 per share and (iii) to Mr. Alois T. Leiter,upon his election to the Board, to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $24.20 per share.

Also in 2006, each of the executive officers received grants of restricted stock as disclosed in the “Grants of Plan Based Awards in 2006” table on page 26. The executive officers as a group received Awards under the Plan for an aggregate of 205,000 restricted shares of Common Stock. In 2006, Awards were also granted under the Plan to other employees of the Company for an aggregate of 58,000 restricted shares of Common Stock.

Also in 2006, Messrs. Scott Scherr and Marc D. Scherr received grants of 15,756 and 12,762 stock unit awards under the Plan, respectively.

As of the Record Date, the closing price on the NASDAQ National Market of the Company’s Common Stock was $24.96 per share.

U.S. Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences of Awards under the Amended and Restated Plan to participants who are subject to United States tax. The tax consequences of the Amended and Restated Plan to the Company and participants in other jurisdictions are not summarized below.

Stock Options.  An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of Common Stock over the exercise price. The tax basis of the shares of Common Stock in the hands of the optionee will equal the exercise price paid for the shares of Common Stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of Common Stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of Common Stock will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares of Common Stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of Common Stock before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards.  The current United States federal income tax consequences of other Awards authorized under the Amended and Restated Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).  Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s stockholders, the Amended and Restated Plan will enable the Compensation Committee to grant Awards that will be exempt from the deduction limits of section 162(m).

Equity Compensation Plan Information

The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2006:

(c)
Number of
	(a)		Securities Remaining
	Number of		Available for Future
	Securities to be	(b)	Issuance under
	Isssued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding	Outstanding	Securities
	Options	Options	Reflected in
Plan Category	and Awards	and Awards	Column (a))

Equity compensation plans approved by security holders	4,921,985	$10.07	575,931
Equity compensation plans not approved by security holders	—	—	—

Total	4,921,985	$10.07	575,931

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2005 EQUITY AND INCENTIVE PLAN.

PROPOSAL III — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board (the “Audit Committee”) has appointed KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2007. KPMG LLP has served as the independent registered public accounting firm for the Company since 2002. A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. The representative will also be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Abstentions will not be counted either for or against the proposal for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Corporate Governance, Board Meetings and Committees of the Board

During fiscal 2006, the Board held five meetings. During fiscal 2006, each director holding office during the year attended all of the meetings of the Board and all of the meetings of the committees of the Board on which he served. The Board has an Executive Committee, an Audit Committee and a Compensation Committee, which are described below.

Interested parties may communicate with the Board, anonymously if they wish, by sending a written note or memo to the Secretary, The Ultimate Software Group, Inc., 2000 Ultimate Way, Weston, Florida 33326. Communications that are intended specifically for non-management or independent directors should be sent to the above address to the attention of the Chairman of the Audit Committee. All such communications will be delivered unopened by the Secretary to the Chairman of the Board or the Chairman of the Audit Committee, as applicable.

Following consultation with counsel and based upon the facts described below, the Board has determined that the following individuals are independent directors within the meaning of the rules of the National Association of Securities Dealers, Inc. (“NASD”): James A. FitzPatrick, Jr., LeRoy A. Vander Putten, Rick A. Wilber, Robert A. Yanover and Alois T. Leiter. In the course of the Board’s determination regarding the independence of each non-employee director, it considered any transactions, relationships and arrangements as required by the NASD rules governing independence standards for directors. In particular, with respect to each of the three most recent completed fiscal years, the Board evaluated for (i) Mr. FitzPatrick, the annual amount of fees the Company paid for legal services to Dewey Ballantine LLP, the law firm in which Mr. FitzPatrick is a partner, and (ii) Mr. Leiter, the annual amount of charitable contributions the Company made to Leiter’s Landing, the non-profit charitable organization benefiting children that was formed by Mr. Leiter, in connection with his acting as a spokesperson for the Company. These relationships and transactions are described in further detail below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”.

The Board determined that the annual payment or contribution, as the case may be, to either of these organizations constituted an amount less than the greater of $200,000 or five percent of such organization’s annual consolidated gross revenues during each of such organization’s three most recent completed fiscal years, as such threshold is set forth in NASD Rule 4200(a)(15)(D). The Board determined that these relationships would not interfere with the ability of either Mr. FitzPatrick or Mr. Leiter in exercising independent judgment in carrying out the responsibilities of a director.

The independent directors met regularly in executive session and outside the presence of the Company’s management throughout the 2006 fiscal year, and will do so throughout fiscal 2007 in compliance with the NASD rules.

Nominating Committee.  The Board does not have a standing nominating committee or committee performing similar functions. The Board has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board and because the entire Board, the majority of whom are independent directors, functions in the capacity of a nominating committee. The Board has adopted processes with respect to the nomination of directors that require that a majority of the independent directors shall recommend to the Board the nominees to stand for election at the Annual Meeting.

When considering potential director candidates, the Board considers the candidate’s independence (as mandated by the NASD rules), character, judgment, age, skills, financial literacy, and experience in the context of the needs of the Company and the Board. In 2006, the Company did not pay any fees to a third party to assist in identifying or evaluating potential nominees.

The Board will consider director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other directors. The name and qualifications of, and other information specified in the Company’s Bylaws with respect to, any recommended candidate for director should be sent to the attention of the Secretary of the Company in accordance with the procedures set forth under the caption “Stockholder Proposals for the 2008 Annual Meeting.”

The Company does not have a policy with respect to attendance by the directors at the Annual Meeting of Stockholders. One of the seven members of the Board attended the 2006 Annual Meeting of Stockholders.

Executive Committee.  The Executive Committee of the Board is composed of Messrs. Scott Scherr (Chairman), Marc D. Scherr and Robert A. Yanover. The Executive Committee has the authority to exercise (except as provided by law or as may have been specifically reserved by or for the Board) all the powers and authority of the Board in the management of the business and affairs of the Company between regular meetings of the Board and while the Board is not in session. The Executive Committee held no meetings during fiscal 2006.

Audit Committee.  Messrs. Robert A. Yanover (Chairman), Rick A. Wilber and LeRoy A. Vander Putten are members of the Audit Committee of the Board. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and reviews the independence of the Company’s auditors. The Audit Committee held four meetings during fiscal 2006.

The Board has determined that the Audit Committee’s current member composition satisfies the NASD rules that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15). The Board has determined that Mr. LeRoy A. Vander Putten is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 was KPMG LLP. A representative of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. The representative will also be available to respond to appropriate questions from stockholders.

Compensation Committee.  Messrs. LeRoy A. Vander Putten (Chairman), Robert A. Yanover, Rick A. Wilber and Alois T. Leiter are members of the Compensation Committee of the Board. Mr. Leiter was appointed as a member of the Compensation Committee by the Board on February 6, 2007. The Compensation

Committee is responsible for determining the compensation and benefits for the executive officers of the Company and administers the Company’s stock-based plans and oversees such other benefit plans as the Company may from time to time maintain. The Compensation Committee held four meetings during fiscal 2006. The Compensation Committee does not have a charter.

Director Compensation

As compensation for serving on the Board, each non-employee director of the Company receives a quarterly retainer of $5,000, payable exclusively in the form of options to purchase Common Stock granted under the Company’s 2005 Equity and Incentive Plan (the “Plan”). Additional compensation is provided for serving on Committees of the Board, payable exclusively in the form of options to purchase Common Stock under the Plan, as follows: (1) the Chairman of the Audit Committee receives a quarterly retainer of $1,250; (2) the Chairman of the Compensation Committee received a quarterly retainer of $625 during the first and second quarter of fiscal 2006; commencing with respect to service during the third fiscal quarter of 2006, the Chairman of the Compensation Committee receives a quarterly retainer of $1,250; (3) for attendance at each Compensation Committee meeting, each Committee member receives $1,000 and the Chairman of the Compensation Committee received $2,000 during the first and second quarter of fiscal 2006; commencing with respect to service during the third fiscal quarter of 2006, the Chairman of the Compensation Committee receives $2,500; (4) for attendance at each Audit Committee meeting, each Committee member receives $1,500 and the Committee Chairman receives $2,500. All such options are fully vested upon the date of grant and have an exercise price equal to 30% of the fair market value of the Company’s Common Stock on the date of grant. The total discount from fair market value on all options granted to directors for a calendar quarter is equivalent to the retainer fees and attendance fees earned by the non-employee directors for such quarter. Options to purchase Common Stock granted to the non-employee directors under the Plan as compensation for Board and Committee service may not be exercised until the earliest to occur of (i) the fifth anniversary of the date of grant, (ii) the date on which the non-employee director ceases to be a member of the Board and (iii) a change in control of the Company, as defined in the Plan (“Change in Control”). All directors are reimbursed (in cash) for expenses incurred in connection with their attendance at Board and committee meetings. In addition, in connection with their having joined the Board, each non-employee Director has received a single option to purchase 25,000 shares of the Company’s Common Stock. All such options were fully vested upon the date of grant and have an exercise price equal to 100% of the fair market value of the Company’s Common Stock on the date of grant.

2006 DIRECTOR COMPENSATION

					Change in
					Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name (1)	Cash ($)	Awards ($)	Awards ($) (2)	Compensation ($)	Earnings	Compensation ($)	Total ($)

James A. FitzPatrick	—	—	$21,554	—	—	—	$21,554
Alois T. Leiter	—	—	206,013	—	—	—	206,013
LeRoy A. Vander Putten	—	—	40,576	—	—	—	40,576
Rick A. Wilber	—	—	32,379	—	—	—	32,379
Robert A. Yanover	—	—	42,099	—	—	—	42,099

(1)	Messrs. Scott Scherr and Marc D. Scherr are not included in this table as they are employees of the Company and receive no compensation for their services as directors. The compensation for Messrs. Scott Scherr and Marc D. Scherr as employees is shown in the Summary Compensation Table.

(2)	The amounts included in the “Options Award” column represent the compensation cost recognized by the Company in 2006 related to stock option awards to directors, computed in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”). Upon his election to the Board on October 23, 2006, Mr. Leiter was granted an option under the Plan to purchase 25,000 shares of the Company’s Common Stock with an exercise price of 100% of the fair market value of such shares on that date. The grant date fair value of such option was $206,013. This option was fully vested upon the date of grant and therefore expensed in accordance with SFAS No. 123R in fiscal 2006. Prior to 2006, each of the other non-employee directors also received an option to purchase 25,000 shares of the Company’s Common Stock with an exercise price of 100% of the fair market value of such shares on the respective dates of grant which were also fully vested as of the date of grant. For a discussion of valuation assumptions for grants made as compensation for Board and Committee service as well as Mr. Leiter’s election to the Board, see the table below.

BLACK-SCHOLES ASSUMPTIONS

	Stock Option Grant Date
	Jan. 3, 2006	Apr. 3, 2006	Jul. 3, 2006	Oct. 2, 2006	Oct. 23, 2006(1)

Risk Free Rate	4.75%	4.75%	4.88%	4.60%	4.60%
Expected Volatility	40.00%	40.00%	40.70%	40.30%	40.30%
Expected Life	4.50	4.50	4.66	4.76	4.76
Dividend Yield	0%	0%	0%	0%	0%
Grant Date Fair Value	$14.92	$19.87	$14.69	$16.61	$8.24

(1)	The option granted on October 23, 2006 was to Mr. Leiter for election to the Board. The grant date fair value was calculated in accordance with SFAS No. 123R. Due to a 100% fair market value of the shares on the date of grant (versus the 30% discounted fair value for options granted as compensation for Board and Committee service), the grant date fair value was lower.

The amounts reported in the Director Compensation table above represent the dollar amount of stock option awards recognized for each director as compensation costs for Board services (excluding forfeiture assumptions) in accordance with SFAS No. 123R for fiscal 2006.

Under SFAS No. 123R, the fair value of each stock option award is estimated on the grant date using the Black-Scholes option valuation model based on the assumptions noted in the table above. The Company’s computation of the expected volatility for each grant date above during the year ended December 31, 2006 is based primarily upon historical volatility and the expected term of the option. The expected term is based on the historical exercise experience under the share-based plans of the underlying award (including post-vesting employment termination behavior) and represents the period of time the share-based awards are expected to be outstanding. The interest rate is based on the U.S. Treasury yield in effect at the time of grant for a period commensurate with the estimated expected life.

The number of outstanding Option Awards for each non-employee director as of December 31, 2006 was as follows:

Outstanding
Name	Option Awards

James A. FitzPatrick	61,846
Alois T. Leiter	25,000
LeRoy A. Vander Putten	59,255
Rick A. Wilber	73,526
Robert A. Yanover	100,469

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of February 28, 2007 (unless otherwise noted) by (i) each person who is known by the

Company to own beneficially more than 5% of the Common Stock; and (ii) each of the Company’s directors and executive officers and all directors and executive officers of the Company as a group.

	Amount and Nature
	Of Beneficial	Percent
Name And Address Of Beneficial Owner	Ownership (1)	of Class (2)

William Blair & Company, L.L.C. (3)	3,073,105	12.2%
222 W. Adams Chicago, IL 60606
Janus Capital Management L.L.C. and Janus Venture Fund (4)	1,932,431	7.7%
151 Detroit Street Denver, CO 80206
Scott Scherr (5)	424,167	1.7%
Marc D. Scherr (6)	602,562	2.4%
Mitchell K. Dauerman (7)	184,092	0.7%*
James A. FitzPatrick, Jr.(8)	60,290	0.2%*
LeRoy A. Vander Putten(9)	74,300	0.3%*
Rick A. Wilber(10)	361,655	1.4%
Robert A. Yanover(11)	232,136	0.9%*
Alois T. Leiter(12)	153,153	0.6%*
All directors and executive officers as a group (8 persons) (13)	2,092,355	8.3%

*	Indicates beneficial ownership of less than 1.0% of the outstanding Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date hereof are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The Company has made restricted stock awards to executive officers under the Plan (“Restricted Stock Awards”). The shares of Common Stock issued under the Restricted Stock Awards are subject to certain vesting requirements and restrictions on transfers. The holders of such shares have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Compensation Committee determines otherwise at the time the Restricted Stock Award is granted. Each Restricted Stock Award becomes vested on the fourth (4th) anniversary of the respective date of grant, subject to the grantee’s continued employment with the Company or any subsidiary on each such vesting date and further subject to accelerated vesting in the event of a Change in Control or the grantee’s death, disability or termination of the grantee’s employment with the Company without cause. All shares of Common Stock issued under the Restricted Stock Awards are considered to be beneficially owned for purposes of computing the holders’ respective percentages of ownership in this table. Except for shares held jointly with a person’s spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table possesses the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder. The Company has also made awards of stock units under the Plan (“Stock Unit Awards”). A Stock Unit Award is a grant of a number of hypothetical share units with respect to shares of Common Stock that are subject to vesting and transfer restrictions and conditions under a stock unit award agreement. The value of each unit is equal to the fair market value of one share of Common Stock on any applicable date of determination. The payment with respect to each unit under a Stock Unit Award may be made, at the discretion of the Compensation Committee, in cash or shares of Common Stock or in a combination of both. Stock Unit Awards are not included in this table since the grantee does not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the grantee pursuant to the terms of the related stock unit award agreement.

(2)	Applicable percentage of ownership is based on 25,147,341 shares of Common Stock outstanding.

(3)	Represents shares held as of December 31, 2006 as reported on Schedule 13G/A filed by William Blair & Company, LLC (“William Blair”). As reported on Schedule 13G/A, William Blair is a broker dealer registered under Section 15 of the Exchange Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisors Act”). William Blair has sole voting power and sole dispositive power of 3,073,105 shares of Common Stock of the Company.

(4)	Represents shares held as of December 31, 2006 as reported on Schedule 13G filed by the respective stockholders. As reported on Schedule 13G, Janus Capital Management LLC (“Janus Capital”) has an indirect 82.5% ownership stake in Enhanced Investment Technologies, LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to this ownership structure, holdings for Janus Capital, Perkins Wolf and INTECH are aggregated for purposes of the shares reported on the December 31, 2006 Schedule 13G. Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and to individual and institutional clients (collectively referred to as “Managed Portfolios”). As a result of its role as investment advisor or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,932,431 shares of Common Stock of the Company held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Janus Venture Fund is an investment company registered under the Investment Company Act and is one of the Managed Portfolios to which Janus Capital provides investment advice.

(5)	Represents exercisable options to purchase 244,167 shares of Common Stock held by Mr. Scott Scherr, and 180,000 shares of Common Stock subject to Restricted Stock Awards. Excludes 24,929 shares of Common Stock subject to Stock Unit Awards.

(6)	Represents 10,000 shares of Common Stock held by Mr. Marc D. Scherr, 16,066 shares of Common Stock held by certain trusts established for the benefit of Mr. Marc D. Scherr’s children, exercisable options to purchase 411,496 shares of Common Stock and 165,000 shares of Common Stock subject to Restricted Stock Awards. Excludes 20,192 shares of Common Stock subject to Stock Unit Awards. Mr. Marc D. Scherr disclaims beneficial ownership of the shares owned by the trusts established for the benefit of his children.

(7)	Represents exercisable options to purchase 159,092 shares of Common Stock held by Mr. Dauerman and 25,000 shares of Common Stock subject to Restricted Stock Awards.

(8)	Represents 2,000 shares of Common Stock held by Mr. FitzPatrick and exercisable options to purchase 58,290 shares of Common Stock.

(9)	Represents 21,260 shares of Common Stock held by Mr. Vander Putten and exercisable options to purchase 53,040 shares of Common Stock.

(10)	Represents 293,173 shares of Common Stock held by Mr. Wilber and exercisable options to purchase 68,482 shares of Common Stock. The shares shown include 50,000 shares of Common Stock pledged by Mr. Wilber.

(11)	Represents 78,696 shares of Common Stock held by Yanover Associates as of February 28, 2007 and a warrant to purchase 10,000 shares of Common Stock held by Yanover Associates, 44,743 shares of Common Stock held by Yanover Family Limited Partnership (“YFLP”), and exercisable options held by Mr. Yanover to purchase 98,697 shares of Common Stock. Mr. Yanover is the President of the general partner of Yanover Associates and an officer of the general partner of YFLP. Mr. Yanover disclaims beneficial ownership of the shares held by the YFLP.

(12)	Represents 127,238 shares of Common Stock held by Mr. Leiter, exercisable options to purchase 25,000 shares of Common Stock and 915 shares of Common Stock held by certain trusts for the benefit of Mr. Leiter ’s children.

(13)	Represents an aggregate of 532,367 shares of Common Stock, a warrant to purchase 10,000 shares of Common Stock, 370,000 shares of Common Stock subject to Restricted Stock Awards and exercisable options to purchase an aggregate of 1,118,264 shares of Common Stock. Excludes 45,121 shares of Common Stock subject to Stock Unit Awards.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers (Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman), and their ages as of February 18, 2007, are as follows:

Name	Age	Position(s)

Scott Scherr	54	Chairman of the Board, President and Chief Executive Officer
Marc D. Scherr	49	Vice Chairman of the Board and Chief Operating Officer
Mitchell K. Dauerman	49	Executive Vice President, Chief Financial Officer and Treasurer
James A. FitzPatrick, Jr.	57	Director
Alois T. Leiter	41	Director
LeRoy A. Vander Putten	72	Director
Rick A. Wilber	60	Director
Robert A. Yanover	70	Director

Marc D. Scherr has been a director of the Company since its inception in April 1996 and has served as Vice Chairman since July 1998 and as Chief Operating Officer since October 2003. Mr. Scherr is also a member of the Executive Committee of the Board. Mr. Scherr became an executive officer of the Company effective March 1, 2000. Mr. Scherr served as a director of Gerschel & Co., Inc., a private investment firm from January 1992 until March 2000. In December 1995, Mr. Scherr co-founded Residential Company of America, Ltd. (“RCA”), a real estate firm, and served as President of its general partner until March 2000. Mr. Scherr also served as Vice President of RCA’s general partner from its inception in August 1993 until December 1995. From 1990 to 1992, Mr. Scherr was a real estate pension fund advisor at Aldrich, Eastman & Waltch. Previously, he was a partner in the Boston law firm of Fine & Ambrogne. Mr. Scherr is the brother of Scott Scherr, Chairman of the Board, President and Chief Executive Officer of the Company

Mitchell K. Dauerman has served as Executive Vice President of the Company since April 1998 and as Chief Financial Officer and Treasurer of the Company since September 1996. From 1979 to 1996, Mr. Dauerman held various positions with KPMG LLP, serving as a Partner in the firm from 1988 to 1996. Mr. Dauerman is a Certified Public Accountant.

James A. FitzPatrick, Jr. has served as a director of the Company since July 2000. Mr. FitzPatrick is a partner in the law firm Dewey Ballantine LLP, which provides legal services to the Company. Before joining Dewey Ballantine LLP as a partner in February 1989, Mr. FitzPatrick was a partner in the law firm LeBoeuf, Lamb, Leiby & MacRae.

LeRoy A. Vander Putten has served as a director of the Company since October 1997, is Chairman of the Compensation Committee of the Board and is a member of the Audit Committee of the Board. Mr. Vander Putten is a retired insurance company executive. He served as the Executive Chairman of The Insurance Center, Inc., a holding company for 14 insurance agencies, from October 2001 to January 27, 2006. Previously, he served as the Chairman of CORE Insurance Holdings, Inc., a member of the GE Global Insurance Group, engaged in the underwriting of casualty reinsurance, from August 2000 to August 2001. From April 1998 to August 2000, he served as Chairman of Trade Resources International Holdings, Ltd., a corporation engaged in trade finance for exporters from developing countries. From January 1988 until May 1997, Mr. Vander Putten was Chairman and Chief Executive Officer of Executive Risk Inc., a specialty insurance holding company. From August 1982 to January 1988, Mr. Vander Putten served as Vice President and Deputy Treasurer of The Aetna Life and Casualty Company, an insurance company.

Rick A. Wilber has served as a director of the Company since October 2002 and is a member of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Wilber formerly served on the Company’s Board of Directors from October 1997 through May 2000. Since 1995, Mr. Wilber has been the President of Lynn’s Hallmark Cards, which owns and operates a number of Hallmark Card stores. Mr. Wilber was a co-founder of Champs Sports Shops and served as its President from 1974 to 1984. He served on the Board of Royce Laboratories, a pharmaceutical concern, from 1990 until April 1997, when the company was sold to Watson Pharmaceuticals, Inc., a pharmaceutical concern.

Robert A. Yanover has served as a director of the Company since January 1997 and is Chairman of the Audit Committee and a member of the Compensation Committee of the Board. Mr. Yanover founded Computer Leasing Corporation of Michigan, a private leasing company, in 1975 and has served as its President since that time. Mr. Yanover also founded Lason, Inc., a corporation specializing in the imaging business, and served as Chairman of the Board from its inception in 1987 until 1998 and as a director through February 2001.

Information regarding Messrs. Scott Scherr and Alois T. Leiter is included under the heading “PROPOSAL I — ELECTION OF DIRECTORS”.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy

As a provider of Web-based payroll and talent management solutions, our long-term success depends on our ability to develop, enhance and market our products and services to keep pace with our competitors; adapt to technological advancements and changing industry standards; and expand the functionality of our products and services to address the increasingly sophisticated requirements of our customers. To achieve these goals, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization who are committed to the Company’s core values of excellence, integrity and teamwork.

It is our belief that compensation should be based on the level of job responsibility, individual performance and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance, since they are more able to affect the Company’s results. Additionally, compensation should reflect the value of the job in the marketplace. In order to attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent. Although the programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across the Company.

Our Compensation Committee is responsible for developing and approving the Company’s compensation program for the executive officers and other officers of the Company. In addition, our Compensation Committee administers the Company’s equity based plan and oversees such other benefit plans as the Company may from time to time maintain.

Our Compensation Committee is composed of four non-employee directors, Messrs. LeRoy A. Vander Putten (Chairman), Rick A. Wilber, Robert A. Yanover and, since February 6, 2007, Alois T. Leiter.

For 2006, the executive compensation program was designed to reward executive officers for achieving the Company’s strategic goals and to align the interests of the executive officers with those of the Company’s stockholders. In particular, the Company’s 2005 Equity and Incentive Plan (the “Plan”) is intended to (i) provide a vehicle for compensating the Company’s key personnel by giving them the opportunity to acquire a proprietary interest in the Company’s Common Stock by receiving equity-based incentive compensation; (ii) provide management with equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) attract, motivate and retain key employees and non-employee directors by maintaining competitive compensation levels; and (iv) provide an incentive to management for continuous employment with or service to the Company.

This philosophy is reflected in a compensation package that is generally comprised of three elements (collectively, “Total Compensation”): (i) base salary, which is determined on the basis of the individual’s position and responsibilities with the Company; (ii) incentive performance awards payable in cash and tied to the achievement of the Company’s achievement of specified financial targets; and (iii) long-term stock-based incentive compensation, which is related to the Company’s achievement of specified financial and other performance targets and which includes the issuance of restricted stock awards and/or stock unit awards that create a link between executive compensation and the interests of the Company’s stockholders. The Committee also has granted stock options to executive officers in prior years.

The Compensation Committee’s Processes

The Compensation Committee utilizes different processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	Industry Comparison. The Compensation Committee establishes Total Compensation levels for executives that it believes are competitive with industry compensation practices of other software and technology companies of comparable size. In order to enhance its objectivity and independence, the Compensation Committee has, from time to time, obtained advice and/or recommendations of an outside compensation consulting firm, Watson Wyatt and Company (“Watson Wyatt”). In addition, the Compensation Committee reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered to chief executive officers by competing businesses that are comparable to the Company in terms of size and industry group. Generally, the Chief Executive Officer provides recommendations for compensation changes to the Compensation Committee for its review. The Company’s objective is generally to set the Total Compensation of the executive officers of the Company at the middle range of comparable sized companies. The Compensation Committee believes Total Compensation for each of the executive officers is competitive with other software and technology companies of comparable size.

•	Assessment of Company Performance. The Compensation Committee uses Company performance measures in establishing total compensation ranges. The Compensation Committee may consider various measures of Company performance, including sales, earnings per share and growth in recurring revenue. The Compensation Committee makes a subjective determination after considering such measures collectively. In addition, as described in more detail below, the Compensation Committee may grant performance awards under a formula provided for under the Plan. Such awards shall represent the right to receive a payment in cash or equity if performance goals established by the Compensation Committee for a certain performance period are satisfied.

•	Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the executive officers. The members of the Compensation Committee meet with the Chief Executive Officer, and then meet in executive session, when compensation is being considered in order to evaluate the Chief Executive Officer’s performance for the year. This evaluation is considered by the Compensation Committee in setting the Chief Executive Officer’s compensation. For the other executive officers, the Compensation Committee receives a compensation recommendation from the Chief Executive Officer and may also exercise its judgment based on the Compensation Committee’s assessment of the performance of such executive officers.

Components of Executive Compensation for 2006

The Company’s compensation program balances both the mix of cash and equity compensation and the mix of currently-paid and longer-term compensation in a way that furthers the compensation objectives discussed above. Following is a discussion of the Compensation Committee’s considerations in establishing each of the components for the executive officers.

Base Salary

Base salary is the fixed element of employees’ annual cash compensation. Our executive compensation program is designed to align executive performance with the financial and strategic objectives of the Company, to reward executive management for the successful performance of these objectives and to encourage the executives to be focused on building long-term success. Therefore, a portion of these employees’ total compensation is performance-based.

The Compensation Committee annually reviews and determines the base salary of the Chief Executive Officer and the base salaries of the other executive officers based on the recommendations of the Chief Executive Officer. Base salaries are generally adjusted to reflect promotions, increases in responsibilities and competitive considerations. In order to attract and retain qualified executives, the Company provides base salaries it considers to be competitive.

While determining the compensation for the Company’s President and Chief Executive Officer, Mr. Scott Scherr, for 2006, the Compensation Committee reviewed the current and long term incentive compensation, as well as change in control and severance arrangements, of the chief executive officers of certain internet based software and service companies that have market capitalizations comparable to that of the Company. However, while taking this information into account, the Compensation Committee did not attempt to “benchmark” Mr. Scherr’s compensation against the compensation of these or other chief executive officers. Instead, the Compensation Committee exercised its own judgment and, based upon Mr. Scherr’s personal performance, in particular his leadership of the Company in transitioning from a business strategy which primarily centered on sales of perpetual licenses of UltiPro to a business strategy focused on maximizing recurring revenue streams, the Compensation Committee determined that as of January 1, 2006, Mr. Scherr’s base salary should be increased from $500,000 to $550,000. Mr. Scherr’s base salary of $500,000 in 2005 had not changed from his base salary in 2004.

The Compensation Committee reviewed with Mr. Scott Scherr the performance of Mr. Marc D. Scherr as the Company’s Chief Operating Officer, and his work in overseeing the Company’s strategic activities. The Compensation Committee also reviewed with Mr. Scott Scherr the performance of Mr. Dauerman as the Company’s Chief Financial Officer, including his oversight of financial and accounting functions and the Company’s relationships with the investment community. Based upon Mr. Scott Scherr’s recommendation and its review with him, the Compensation Committee determined that as of January 1, 2006, Mr. Marc D. Scherr’s base salary should be increased from $450,000 to $495,000 and Mr. Mitchell K. Dauerman’s base salary should be increased from $375,000 to $412,500. Mr. Marc D. Scherr’s base salary of $450,000 in 2005 had not changed from his base salary in 2004. Mr. Dauerman’s base salary of $375,000 in 2005 had increased from his base salary of $350,000 in 2004.

Incentive Compensation

From time to time, on a discretionary basis, the Compensation Committee approves (i) incentive performance awards payable in cash and tied to the achievement of performance goals (“Cash Bonuses”); and (ii) long-term stock-based incentive compensation. In order to provide incentives to new employees and in recognition of superior performance, promotions and increased responsibilities of executive officers and employees, the Company provides long-term stock-based incentive compensation payable through the issuance of (i) options to purchase shares of the Company’s Common Stock (“Stock Options”); (ii) Restricted Stock Awards; and/or (iii) Stock Unit Awards (collectively, “Stock-Based Compensation”). All employees of the Company are eligible for discretionary Cash Bonuses and Stock-Based Compensation, based on their individual achievement of performance goals and as approved by the Compensation Committee. In February 2006, the Compensation Committee reviewed the Company’s business plan for 2006 with Messrs. Scott Scherr and Marc D. Scherr and subsequently established the performance goals for performance awards for the executive officers with respect to 2006 performance.

Incentive Performance Awards

The Compensation Committee may grant performance awards under the Plan, which shall represent the right to receive a payment in cash or equity if the performance goals established by the Compensation Committee for a performance period are satisfied. At the time a performance award is granted, the Compensation Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Compensation Committee deems appropriate. The Compensation Committee may also determine a target payment amount or a range of payment amounts for each award. The performance goals applicable to a performance award grant may be subject to adjustments as the Compensation Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. At the end of the performance period, the Compensation Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any.

Mr. Scott Scherr was granted Cash Bonuses aggregating $155,834 for 2006 (net of the Elected Deferral, as defined and discussed below) and $225,000 (net of the Elected Deferral) for 2005. Mr. Scherr’s 2006 Cash Bonus was in connection with the Company’s performance measured against certain performance criteria under the Plan (as specifically designated by the Compensation Committee) two-thirds based on growth in recurring revenues (target of 27.5% increase in recurring revenues over 2005) and one-third based on pre tax earnings per share before the charge to earnings resulting from Awards under the Plan (target of $0.37) (the “2006 Overall Company Objectives”). The Compensation Committee chose these criteria to encourage the executive officers to focus on building both recurring revenues and pre tax earnings. Special emphasis was given to recurring revenue growth as the Company continues its transition to a model based primarily on recurring revenue.

Mr. Marc D. Scherr was granted Cash Bonuses aggregating $126,225 for 2006 (net of the Elected Deferral) and $182,250 (net of the Elected Deferral) for 2005. Mr. Scherr’s 2006 Cash Bonus was in connection with the Company’s performance measured against the 2006 Overall Company Objectives.

Mr. Mitchell K. Dauerman was granted Cash Bonuses aggregating $116,875 for 2006 and $168,750 for 2005. Mr. Dauerman’s 2006 Cash Bonus was in connection with the Company’s performance measured against the 2006 Overall Company Objectives.

Long-Term Stock-Based Incentive Compensation

The Company grants long-term equity incentives in the form of Stock-Based Compensation that convert into shares of Common Stock. The Compensation Committee has sole discretion in awarding stock options and does not delegate such authority to our management nor does our management have the ability to select or influence stock option grant dates. The exercise price of the stock options granted to employers who are participants under the Plan was equal to 100 percent of the per share fair market value of the Common Stock at the closing price of the Common Stock on NASDAQ on the date of grant. In 2006, all such grants were made on the respective dates of the regular quarterly meetings of the Board and the Compensation Committee which are scheduled by the Board or the Compensation Committee, as applicable, well in advance and generally occur at the same times each year. Each of the regular quarterly meetings of the Board and Board committees is held in advance of the date of the respective earnings release in order that the Board and the Audit Committee may review the financial results prior to their release. The exercise price of the stock options granted to non-employee directors under the Plan as compensation for Board services was equal to 30% of the per share fair market value of the Common Stock at the closing price of the Common Stock on NASDAQ on the first trading day of the calendar quarter following the calendar quarter in which such compensation was earned. Although employees and non-employee directors may have been in possession of material non-public information at the time of a stock option grant, we have not timed nor do we plan to time our release of material non-public information for the purpose of affecting the value of executive compensation.

Stock Options align employee incentives with stockholders because Stock Options have value only if the stock price increases over time. The Company’s 10-year Stock Options, granted at the market price on the date of the grant, help focus employees on long-term growth. In addition, Stock Options are intended to help retain key employees because they typically vest over 3 years and, if not exercised, are forfeited if the employee leaves the Company. The 3-year vesting also helps keep employees focused on long-term performance. The Company does not reprice Stock Options; likewise, if the stock price declines after the grant date, we do not replace Stock Options.

In 2006, the Company awarded Stock Options to newly hired employees and to certain employees, other than executive officers, in recognition of their promotions and/or performance. The Compensation Committee did not grant any Stock Options to executive officers in 2006. However, consistent with the objective of increasing the equity based component of executive compensation as recommended by Watson Wyatt in 2004, the Compensation Committee determined that additional equity awards should be made to the executive officers in view of their performance and the respective levels of their equity ownership in the Company. In order to reduce dilution to stockholders, the Compensation Committee determined to issue Restricted Stock Awards, rather than Stock Options, to the executive officers. Nevertheless, the Company reserves the right to issue Stock Options to executive officers in the future.

During 2006, the Compensation Committee provided long-term stock-based incentive compensation to Mr. Scott Scherr based on his performance as discussed above, his level of equity ownership in the Company and the determination by the Compensation Committee to increase the equity related component of executive compensation, consistent with the recommendations of Watson Wyatt. During 2006, Mr. Scherr received two grants of Restricted Stock Awards aggregating 110,000 restricted shares of Common Stock.

As approved by the Compensation Committee and provided for in the Plan, Mr. Scott Scherr deferred receipt of one-half of his cash performance bonus earned in 2006, or $155,834, in exchange for the grant of a Stock Unit Award under the Plan (the “Elected Deferral”). Upon this election and at the direction of the Compensation Committee, the Company provided a matching contribution equal to one-half of the amount deferred (the “Company Match”). The amount of Mr. Scherr’s Company Match was $77,917. The number of stock units subject to such Stock Unit Award, or 9,173 units, was determined by dividing the total amount deferred (including the Company Match) by the fair market value of a share of the Company’s Common Stock on the date of payment of the non-deferred portion of the cash performance award. The Stock Unit Award resulting from the Elected Deferral was granted on a fully vested basis, with a deferred payment date of five years after the grant date. The Stock Unit Award resulting from the Company Match vests on the fourth anniversary of the date of grant, subject to Mr. Scherr’s continued employment with the Company or any subsidiary on such vesting date and subject further to accelerated vesting in the event of a Change in Control, his death or disability or the termination of his employment by the Company without cause. The Stock Unit Awards granted as a result of the Elected Deferral and Company Match were earned in 2006 and issued in February 2007. The amount charged to the Company’s income statement for 2006 attributable to the Stock Unit Awards earned by Mr. Scherr is included in the “Stock Awards” column of the Summary Compensation Table.

During 2006, the Compensation Committee provided long-term stock-based incentive compensation to Mr. Marc D. Scherr based on his performance as discussed above, his level of equity ownership in the Company and the determination by the Compensation Committee to increase the equity related component of executive compensation, consistent with the recommendations of Watson Wyatt. During 2006, Mr. Scherr received two grants of Restricted Stock Awards aggregating 80,000 restricted shares of Common Stock.

As approved by the Compensation Committee and provided for in the Plan, Mr. Marc D. Scherr deferred receipt of one-half of his cash performance bonus earned in 2006, or $126,225, in exchange for the grant of a Stock Unit Award under the Plan. Upon this election and at the direction of the Compensation Committee, the Company provided a Company Match equal to approximately one-half of the amount deferred. The amount of Mr. Scherr’s Company Match was $63,112. The number of stock units subject to such Stock Unit Award, or 7,430 units, was determined by dividing the total amount of cash bonus deferred (including the Company Match) by the fair market value of a share of the Company’s Common Stock on the date of payment of the non-deferred portion of the cash performance award. The Stock Unit Award resulting from the Elected Deferral was granted on a fully vested basis, with a deferred payment date of five years after the grant date.

The Stock Unit Award resulting from the Company Match vests on the fourth anniversary of the date of grant, subject to Mr. Scherr’s continued employment with the Company, or any subsidiary, on such vesting date and subject further to accelerated vesting in the event of a Change in Control, his death or disability or the termination of his employment by the Company without cause. The Stock Unit Awards granted as a result of the Elected Deferral and Company Match were earned in 2006 and issued in February 2007. The amount charged to the Company’s income statement for 2006 attributable to the Stock Unit Awards earned by Mr. Scherr is included in the “Stock Awards” column of the Summary Compensation Table.

During 2006, the Compensation Committee provided long-term stock-based incentive compensation to Mr. Mitchell K. Dauerman based on his performance as discussed above, his level of equity ownership in the Company and the determination by the Compensation Committee to increase the equity related component of executive compensation, consistent with the recommendations of Watson Wyatt. During 2006, Mr. Dauerman received one grant of a Restricted Stock Award for 15,000 restricted shares of Common Stock.

Holders of Restricted Stock Awards have all rights of a stockholder including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Each Restricted Stock Award becomes vested on the fourth anniversary of the respective date of grant, subject to the grantee’s continued employment with the Company or any subsidiary on each such vesting date.

Holders of Stock Unit Awards do not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the participant pursuant to the terms of the award agreement.

Severance Benefits

Except as described below, the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

In March 2004, the Board adopted two Change in Control Bonus Plans. One Change in Control Bonus Plan provides for the payment of cash amounts to the Company’s three executive officers upon a “change in control” of the Company. The other Change in Control Bonus Plan provides for the payment of cash amounts in the event of a “change in control” to employees other than executive officers of the Company designated by the Compensation Committee. (The two Change in Control Bonus Plans are hereinafter referred to collectively as the “CIC Plan”.) A “change in control” would occur if more than 50% of the Company’s Common Stock were acquired by a person or entity other than the Company, a subsidiary or an employee benefit plan of the Company. There are other conditions that could result in a change in control event.

The amount of the payments to be made to the executive officers under the CIC Plan is based upon the gross consideration received by the Company or its stockholders in the change in control transaction (the “CIC Consideration”). The aggregate amount of payments (including the “gross up” payments described below) that may be made to all participants under the CIC Plan may not exceed 4% of the CIC Consideration. To the extent this limit would otherwise be exceeded, the Compensation Committee would reduce one or more payments in its discretion in the manner that it determines to be equitable. No payments will be made under the CIC Plan to any participant whose employment with the Company is terminated prior to the consummation of the change in control transaction.

In adopting the CIC Plan, the Board determined not to require that only participants whose employment was terminated in connection with a change in control would be eligible to receive the CIC Consideration. The view of the Board upon adoption of the CIC Plan was that the ownership of equity in the Company by executives and employees was relatively small and that the CIC Consideration would provide a fair and reasonable means by which they could participate with stockholders in connection with a change in control. In addition, it was the view of the Board that these payment arrangements would encourage executives and employees to remain with the Company during a period of uncertainty in connection with a proposed change of control.

Under the CIC Plan, Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would be entitled to payments equal to 1.0%, 0.75% and 0.25%, respectively, of the CIC Consideration. To the extent that change in control payments to these individuals, whether under the CIC Plan or otherwise, would exceed the limitations of Section 280G of the Internal Revenue Code, they would be entitled to receive an additional “gross up” payment to indemnify them for the effect of the resulting excise tax imposed on the individuals, subject to the 4% aggregate limitation referred to above. Assuming that there was a change in control on December 31, 2006, at the closing price of the Company’s Common Stock on NASDAQ on the last trading day of the year, Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would have been entitled to receive approximately $8.4 million, $6.2 million and $1.9 million, respectively, inclusive of amounts in respect of such “gross up” under the CIC Plan.

The Board may amend or terminate the CIC Plan at any time, provided that any resulting reduction in a participant’s right to payments is compensated for by an arrangement of comparable or greater value. Unless sooner terminated by the Board, the CIC Plan will automatically terminate on March 5, 2009.

Accelerated Vesting

In addition to the severance provisions described above, the Company’s stock-based compensation for our executive officers is subject to accelerated vesting under certain circumstances described below.

Stock Options.  The Company’s stock options issued to the executive officers pursuant to the Prior Plan and the Plan ordinarily vest 25% on the date of grant and 25% on each of the first three anniversaries of the date of grant, subject to each executive officer’s continued employment with the Company. However, pursuant to the terms of the Prior Plan and the Nonqualified Stock Option Award Agreements entered into between the Company and the executive officers under the Plan, in the event of death, disability or a change in control of the Company (each, an “Accelerated Vesting Occurrence”), each executive officer’s unvested stock options under the Prior Plan and the Plan would immediately vest and become fully exercisable. Assuming that there was an Accelerated Vesting Occurrence on December 31, 2006, the unvested stock options held by Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would have automatically vested and they would have been entitled to receive amounts equal to the value of $549,650, $412,238 and $63,813, respectively as a result of such acceleration. These amounts are derived from the difference between the per share fair market value of the Common Stock, at the closing price of the Common Stock on NASDAQ on the last trading day of 2006 (the “Year End Fair Market Value”) and the exercise prices of unvested options held by them, multiplied by the number of shares subject to the options being accelerated.

Restricted Stock Awards.  The Company’s shares of restricted stock issued pursuant to the Plan ordinarily vest on the fourth anniversary of the date of grant, subject to each executive officer’s continued employment with the Company. However, pursuant to the terms of the Restricted Stock Award Agreements entered into between the Company and the executive officers under the Plan, in the event of an Accelerated Vesting Occurrence, each executive officer’s shares of unvested restricted stock would immediately vest and become fully exercisable. Assuming that there was an Accelerated Vesting Occurrence on December 31, 2006, the unvested shares of restricted stock held by Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would have automatically vested and they would have been entitled to receive amounts equal to the value of $4,186,800, $2,791,200 and $581,500, respectively as a result of such acceleration. These amounts are derived from the per share Year End Fair Market Value of the Common Stock multiplied by the number of shares being accelerated. In addition, pursuant to the terms of the Restricted Stock Award Agreements entered into between the Company and the executive officers under the Plan, in the event an executive officer’s employment is terminated by the Company without cause (a “Termination Without Cause Occurrence”), 1/48th (one forty-eighth) of the shares of restricted stock for each complete month of continued employment by the executive officer with the Company following the applicable dates of grant would immediately vest and become fully exercisable. Assuming that there was a Termination Without Cause Occurrence on December 31, 2006, a portion of the unvested shares of restricted stock held by Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman would have automatically vested on a pro rated basis as described above and they would have been entitled to receive amounts equal to the value of $862,558, $559,694 and $82,379, respectively as a result of such acceleration. These amounts are derived from the per share Year End Fair Market Value of the Common Stock multiplied by the pro rated number of shares being accelerated.

Stock Units.  The Company’s stock units attributable to the Company’s matching contribution of a portion of cash bonuses voluntarily deferred by an executive officer under the Plan ordinarily vest on the fourth anniversary of the date of grant, subject to each executive officer’s continued employment with the Company. However, pursuant to the terms of the Stock Unit Award Agreements entered into between the Company and the executive officers under the Plan, in the event of an Accelerated Vesting Occurrence, each executive officer’s unvested stock units would immediately vest and become fully exercisable. Assuming that there was an Accelerated Vesting Occurrence on December 31, 2006, the unvested stock units held by Messrs. Scott Scherr and Marc D. Scherr would have automatically vested and they would have been entitled to receive amounts equal to the value of $122,157 and $98,939, respectively as a result of such acceleration. These amounts are derived from the per share Year End Fair Market Value of the Common Stock multiplied by the number of shares subject to the stock units being accelerated.

In addition, pursuant to the terms of the Stock Unit Award Agreements entered into between the Company and the executive officers under the Plan, in the event of a Termination Without Cause Occurrence, 1/48th (one forty-eighth) of the stock units for each complete month of continued employment by the executive officer with the Company following the applicable dates of grant would immediately vest and become fully exercisable. Assuming that there was a Termination Without Cause Occurrence on December 31, 2006, a portion of the unvested stock units held by Messrs. Scott Scherr and Marc D. Scherr would have automatically vested on a pro rated basis as described above and they would have been entitled to receive amounts equal to the value of $25,449 and $20,612, respectively as a result of such acceleration. These amounts are derived from the per share Year End Fair Market Value of the Common Stock multiplied by the pro rated number of shares subject to the stock units being accelerated.

Tax Deductibility of Executive Compensation

In general, Section 162(m) of the Code disallows a deduction for any compensation paid in excess of $1 million during a calendar year to any of the chief executive officer and the four most highly paid executive officers of publicly held companies, subject to an exception for compensation that qualifies as “performance-based compensation.” The Compensation Committee has endeavored, to the extent it deems consistent with the best interests of the Company and its stockholders, to obtain maximum deductibility of compensation paid to executive officers. For example, awards of stock options under the Plan satisfy the requirements for performance-based compensation under Section 162(m). However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee will award non-deductible compensation in appropriate circumstances. For 2006, all of the compensation paid by the Company was tax deductible, consistent with the limitations of Section 162(m).

Employee Benefits

The Company offers core employee benefits coverage in order to provide our workforce with a reasonable level of financial support in the event of illness or injury, and to enhance productivity and job satisfaction through programs that focus on work/life balance.

The benefits available are the same for all U.S. employees and executive officers and include medical and dental coverage, disability insurance, and life insurance. In addition, our 401(k) Plan provides a reasonable level of retirement income reflecting employees’ careers with the Company. All U.S. employees, including executive officers, participate in these plans.

The cost of post-employment benefits is partially borne by the employee, including each executive officer.

Perquisites

The Company does not provide significant perquisites or personal benefits to executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Non-Equity
					Incentive Plan	All Other
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Compensation(3)	Compensation(4)	Total

Scott Scherr	2006	$550,000	$829,886	$290,153	$155,834	$3,750	$1,829,623
Chairman of the Board, President and Chief Executive Officer
Marc D. Scherr	2006	$495,000	$577,426	$227,250	$126,225	$3,750	$1,429,651
Vice Chairman and Chief Operating Officer
Mitch Dauerman	2006	$412,500	$60,096	$48,249	$116,875	$3,750	$641,469
Executive Vice President, Chief Financial Officer and Treasurer

(1)	Includes shares of Common Stock subject to Restricted Stock Awards granted to the executive in 2006 and 2005 under Restricted Stock Award agreements. The aggregate number of restricted shares of Common Stock issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2006 was 110,000, 80,000 and 15,000, respectively. In accordance with SFAS No. 123R, the grant date fair value of such shares was $2,506,000, $1,819,000 and $363,000, respectively. The aggregate number of restricted shares of Common Stock issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2005 was 70,000, 40,000 and 10,000, respectively. In accordance with SFAS No. 123R, the grant date fair value of such shares was $1,173,500, $666,250 and $171,100, respectively. The restricted shares granted in 2006 and 2005 vest upon the fourth anniversary of the respective date of grant, subject to the executive’s continued employment by the Company, or a subsidiary, on the vesting date and subject further to accelerated vesting in the event of a Change in Control, the executive’s death or disability or the termination of the executive’s employment by the Company without cause. In the cases of Messrs. Scott Scherr and Marc D. Scherr, for 2006 and 2005, the grants of Stock Unit Awards were made in lieu of 50% of their cash performance bonuses earned for 2006 and 2005 performance that they elected to defer pursuant to the Plan. Upon their election to defer 50% of their earned cash bonuses, the Company matched 50% of the amounts deferred by Messrs. Scott Scherr and Marc D. Scherr, payable in Stock Unit Awards and included herein. The aggregate number of Stock Unit Awards issued to Messrs. Scott Scherr and Marc D. Scherr in 2006 (for performance in 2005) was 15,756 and 12,762, respectively. The aggregate number of Stock Unit Awards issued to Messrs. Scott Scherr and Marc D. Scherr in 2007 (for performance in 2006) was 9,173 and 7,430, respectively. The total amount in the “Stock Awards” column above represents the expense of both Restricted Stock Awards and Stock Unit Awards recognized in the income statement for each executive officer as compensation costs (excluding forfeiture assumptions) in accordance with SFAS No. 123R during fiscal 2006. A discussion of the assumptions used in calculating these values may be found in Note 12 on pages 65-73 of the Annual Report on Form 10-K.

(2)	Includes option awards granted in 2005, 2004 and 2003. There were no option awards granted in 2006. The aggregate number of option awards issued to Messrs. Scott Scherr and Marc D. Scherr in 2005 was 80,000 and 60,000, respectively. The aggregate number of option awards issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2004 was 100,000, 75,000 and 25,000, respectively. The aggregate number of option awards issued to Messrs. Scott Scherr, Marc D. Scherr and Mitchell K. Dauerman in 2003 was 129,167, 98,417 and 31,751, respectively. The amounts reported under “Option Awards” above represent the expense of those stock option awards vesting in 2006 recognized in the statement of operations for each executive officer as compensation costs (excluding the forfeiture assumption) in accordance with SFAS No. 123R for fiscal 2006. Under SFAS No. 123R, the fair value of each stock option award is estimated on the grant date using the Black-Scholes option valuation model based on the assumptions noted in the following table. The Company’s computation of the expected volatility for each grant date above during the year ended December 31, 2006 is based primarily upon historical volatility and the expected term of the option. The expected term is based on the historical exercise experience under the share-based plans of the underlying award (including post-vesting employment termination behavior) and represents the period of time the share-based awards are expected to be outstanding. The interest rate is based on the U.S. Treasury yield in effect at the time of grant for a period commensurate with the estimated expected life. The table below details the assumptions used for the option awards granted in 2005, 2004 and 2003.

BLACK-SCHOLES ASSUMPTIONS

	Stock Option Grant Date
	May 17,	Oct. 20,	Oct. 31,	Jan. 02,
	2005	2004	2003	2003

Risk Free Rate	3.63%	3.50%	3.13%	3.13%
Expected Volatility	42.57%	46.37%	46.00%	46.00%
Expected Life	4.00	4.00	4.00	4.00
Divident Yield	0%	0%	0%	0%
Grant Date Fair Value	$6.01	$5.24	$3.71	$1.38

(3)	Includes cash performance bonuses earned by the executive officers in 2006.

(4)	Consists of contributions by the Company to the Company’s 401(k) Plan on behalf of the executive officers indicated.

GRANTS OF PLAN-BASED AWARDS IN 2006

The following table provides information concerning the annual performance bonus and long-term incentive awards made to the executive officers in fiscal 2006. The annual performance bonuses granted on February 8, 2006 in the form of stock units were for the executive officers’ performance in 2005.

					All Other Stock
		Estimated Possible Payouts Under			Awards: Number of
		Non-Equity Incentive Plan Awards(1)			Shares of Stock	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	or Units (#)	Value ($)

Scott Scherr	2/8/2006	$—	$—	$—	60,000	$1,296,000
	2/8/2006	$137,500	$275,000	$550,000	—	$—
	2/8/2006	$—	$—	$—	15,756	$337,494
	10/23/2006	$—	$—	$—	50,000	$1,210,000

Marc D. Scherr	2/8/2006	$—	$—	$—	45,000	$972,000
	2/8/2006	$111,375	$222,750	$445,500	—	$—
	2/8/2006	$—	$—	$—	12,762	$273,362
	10/23/2006	$—	$—	$—	35,000	$847,000

Mitchell K. Dauerman	2/8/2006	$51,562	$103,125	$206,250	—	$—
	10/23/2006	$—	$—	$—	15,000	$363,000

(1)	These columns show the range of payouts for 2006 performance under the incentive performance awards described on pages 20-22. Performance at a level below the threshold criteria would not result in a bonus payout. The cash bonuses for 2006 performance paid in early 2007 are shown in the Summary Compensation table on page 25.

The Company has no employment agreements with its executive officers.

The material factors necessary to understand each of the awards listed in the Grants of Plan-Based Awards in 2006 table are discussed in detail above under the heading “Compensation Discussion and Analysis” under the subheading “Incentive Compensation”.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table sets forth, for the Company’s Chief Executive Officer and all other executive officers of the Company, certain information concerning unexercised options; stock that has not vested; and equity incentive plan awards as of the end of the Company’s last completed fiscal year:

Option Awards						Stock Awards
	Number of	Number of					Market Value
	Securities	Securities					of Shares
	Underlying	Underlying				Number of Shares or	or Units
	Unexercised Options	Unexercised Options	Option Exercise	Option Expiration		Units That Have Not	That Have Not	Vest Date of
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Date		Vested (#)	Vested ($) (4)	Stock Awards

Scott Scherr	79,167	—	$3.49	1/2/2013	(1)	20,000	$465,200	5/17/2009	(3)

	50,000	—	$9.40	10/31/2013	(1)	50,000	$1,163,000	10/18/2009	(3)

	75,000	—	$13.05	10/20/2014	(1)	60,000	$1,395,600	2/8/2010	(3)

	40,000	—	$15.90	5/17/2015	(1)	5,252	$122,162	2/8/2010	(3)

	—	25,000	$13.05	10/20/2014	(1)	50,000	$1,163,000	10/23/2010	(3)

	—	40,000	$15.90	5/17/2015	(1)	—	—	—

Marc D. Scherr	25,298	—	$7.21	11/1/2007	(2)	15,000	$348,900	5/17/2009	(3)

	25,000	—	$10.00	7/10/2008	(1)	25,000	$581,500	10/18/2009	(3)

	1,285	—	$7.75	1/27/2009	(1)	4,254	$98,948	2/8/2010	(3)

	75,000	—	$8.03	2/2/2010	(1)	45,000	$1,046,700	2/8/2010	(3)

	100,000	—	$3.38	2/7/2011	(1)	35,000	$814,100	10/23/2010	(3)

	246	—	$2.78	7/1/2008	(2)	—	—	—

	48,417	—	$3.49	1/2/2013	(1)	—	—	—

	50,000	—	$9.40	10/31/2013	(1)	—	—	—

	56,250	—	$13.05	10/20/2014	(1)	—	—	—

	30,000	—	$15.90	5/17/2015	(1)	—	—	—

	—	18,750	$13.05	10/20/2014	(1)	—	—	—

	—	30,000	$15.90	5/17/2015	(1)	—	—	—

Mitchell K. Dauerman	3,591	—	$7.75	1/27/2009	(1)	10,000	$232,600	10/18/2009	(3)

	75,000	—	$7.63	10/21/2009	(1)	15,000	$348,900	10/23/2010	(3)

	30,000	—	$3.38	2/7/2010	(1)	—	—	—

	11,751	—	$3.49	1/2/2013	(1)	—	—	—

	20,000	—	$9.40	10/31/2013	(1)	—	—	—

	18,750	—	$13.05	10/20/2014	(1)	—	—	—

	—	6,250	$13.05	10/20/2014	(1)	—	—	—

(1)	All such options vest and become exercisable in equal annual installments, each of which shall relate to 25% of the number of shares of Common Stock subject to such Option, on the respective dates of grant and each of the first three anniversaries thereof, subject to the optionee’s continued employment with the Company or any Subsidiary on each such vesting date or accelerated vesting in the event of a Change in Control, death, disability or termination of employment by the Company without cause. All such options expire ten years from the date of grant.

(2)	All such options vested on the date of grant. All such options expire ten years from the date of grant.

(3)	All such restricted stock grants and the matching portion of the restricted stock units fully vest on the fourth anniversary of the date of grant subject to accelerated vesting in the event of a Change in Control, death, disability or termination of employment by the Company without cause.

(4)	The market value of the unvested equity incentive plan awards was calculated based on the closing market price of the registrant’s stock at the end of the last completed fiscal year. Per NASDAQ, the closing price of the Company’s stock on December 31, 2006 was $23.26.

OPTION EXERCISES AND STOCK VESTED IN 2006

The following table sets forth, for the Company’s Chief Executive Officer and all other executive officers of the Company, certain information concerning each exercise of stock options, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the last completed fiscal year:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)

Scott Scherr	316,725	$5,678,490	10,504	$225,000
Marc D. Scherr	145,200	$2,671,315	8,508	$182,250
Mitchell K. Dauerman	77,500	$1,258,129	—	$—

(1)	Amounts reflect the difference between the exercise price of the option and the market price of the underlying shares at the time of the exercise.

(2)	Amounts reflect the market value of the stock on the day the stock unit vested. Even though these stock units become fully vested, they are subject to a deferred payment date of five years from the date of the grant.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the disclosure set forth under the heading “Compensation Discussion and Analysis” appearing on pages 17-24 of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that such “Compensation Discussion and Analysis” be included in this Proxy Statement.

LeRoy A. Vander Putten, Chairman
Rick A. Wilber
Robert A. Yanover
Alois T. Leiter
Members of the Compensation Committee

Audit Committee Report

The Audit Committee is composed of three non-employee directors, Messrs. Robert A. Yanover (Chairman), LeRoy A. Vander Putten and Rick A. Wilber, and operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.ultimatesoftware.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, reviews the independence of the Company’s auditors and fulfills the other responsibilities provided for in its charter. The Audit Committee has sole authority to appoint the independent auditors and terminate their engagement.

Management is responsible for the Company’s consolidated financial statements, systems of internal control and the financial reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles. In addition, KPMG was responsible for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of internal controls over financial reporting as of December 31, 2006. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee held four meetings during fiscal 2006.

The Audit Committee hereby reports as follows:

1.	The Audit Committee reviewed and discussed the audited consolidated financial statements with management and has met with the independent registered public accounting firm, KPMG LLP, with and without management present, to discuss the results of their fiscal 2006 examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

2.	The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

3.	The Audit Committee reviewed the written disclosures and the letter received from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG LLP that firm’s independence from the Company and its management, including whether the independent auditor’s provision of non-audit services to the Company are compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Robert A. Yanover, Chairman
LeRoy A. Vander Putten
Rick A. Wilber
Members of the Audit Committee

KPMG LLP Fees

The following table presents fees for professional services rendered by the Company’s independent registered public accounting firm, KPMG LLP, for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting for the years ended December 31, 2006 and 2005, together with fees billed for other services rendered by KPMG LLP during those periods.

	2006	2005

Audit Fees (1)	$445,000	$395,000
Audit-Related Fees (2)	134,000	122,000
Tax Fees (3)	—	—
All Other Fees (4)	3,000	3,000

Total Fees	$582,000	$520,000

(1)	Consists of the aggregate fees incurred for the audits of the Company’s consolidated financial statements for fiscal years 2006 and 2005 and the reviews of the Company’s 2006 and 2005 quarterly reports on Forms 10-Q. The audit fees for the years ended December 31, 2006 and 2005 also include fees for services rendered in connection with Section 404 of the Sarbanes-Oxley Act internal controls audit work and, to a lesser extent, services performed in connection with review of the Company’s Form S-8 in 2005 and the issuance of a consent resulting from such reviews. During 2005, the Company filed a registration statement with the SEC on Form S-8 covering shares of Common Stock which become issuable under the Plan.

(2)	Consists of fees incurred for services provided by KPMG LLP in relation to the issuances of Statement of Auditing Standards (SAS) 70 service auditors’ reports during 2006 and 2005.

(3)	There were no fees incurred for tax compliance services during 2006 and 2005.

(4)	Consists of the aggregate fees for products and services provided by KPMG LLP that were not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” During 2006 and 2005, the Company purchased two licenses for KPMG’s Accounting Research OnLine software.

Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve services to be performed by the Company’s principal independent auditor prior to commencement of the specified service. Under the policy, the Audit Committee must pre-approve the provision of services by the Company’s principal auditor prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chairman of the Board, President and Chief Executive Officer, the Chief Financial Officer, or a designee of either with a statement as to whether, in their view, the request is consistent with the SEC rules on auditor independence. All of the services performed by KPMG LLP during 2006 and 2005 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. James A. FitzPatrick, Jr. is a partner in the law firm Dewey Ballantine LLP, which provides legal services to the Company.

Mr. Alois T. Leiter has entered into an agreement with the Company pursuant to which he agreed to (i) attend and participate in certain internal meetings of the Company; (ii) assist the Company’s salespeople with prospects; and (iii) act as an official spokesperson for the Company in exchange for which the Company agreed to make contributions to Leiter’s Landing, a non-profit charitable organization benefiting children that was formed by Mr. Leiter, in the amount of one tenth (1/10) of one percent, or 0.1%, of the Company’s total annual revenue as reported on its financial statements, such payments not to exceed $200,000 in any one year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were met during 2006, except that the Company, acting pursuant to a power of attorney granted by Mr. Robert A. Yanover, inadvertently filed one day late with the SEC a Form 4 reporting a sale of shares of the Company’s Common Stock on May 1, 2006. In addition, the Company, acting pursuant to such power of attorney, inadvertently failed to report on a timely basis the exercise of a warrant for the Company’s Common Stock on November 4, 2006. This transaction was subsequently reported on a Form 5 filed with the SEC on February 15, 2007.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Under the rules of the SEC, any proposal by a stockholder to be presented at the 2008 Annual Meeting of Stockholders and to be included in the Company’s Proxy Statement for such meeting must be received at the Company’s principal corporate office: 2000 Ultimate Way, Weston, Florida 33326, no later than the close of business on December 15, 2007. Proposals should be sent to the attention of the Secretary of the Company. Any such stockholder proposal must comply with the applicable rules of the SEC.

Under the Company’s By-Laws, proposals of Stockholders not included in the proxy materials may be presented at the 2008 Annual Meeting of Stockholders only if the Company’s Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to April 13, 2008, the first anniversary of the Proxy Statement in connection with the 2007 Annual Meeting of Stockholders (subject to exceptions if the 2007 Annual Meeting is advanced by more than thirty days and the proposal is a proper one for stockholder action).

OTHER MATTERS

Financial Statements

A copy of the Company’s Annual Report to Stockholders, including therewith a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, is being provided to stockholders of the Company with this Proxy Statement.

Other

The Company is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their best judgment.

By Order of the Board of Directors:

Vivian Maza
Secretary

Weston, Florida
April 13, 2007

Appendix A

THE ULTIMATE SOFTWARE GROUP, INC.

AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN

The Ultimate Software Group, Inc., a Delaware corporation (together with its affiliates and subsidiaries, the “Company”), hereby amends and restates The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan (as so amended and restated, the “Plan”), effective as of May 15, 2007, the date of the Company’s 2007 annual meeting of stockholders, or the date of any adjournment thereof, to provide in its entirety as follows:

1.	PURPOSE

The objectives of the Plan are (i) to provide a vehicle for compensating the Company’s key personnel by giving them the opportunity to acquire a proprietary interest in the Company’s Common Stock by receiving equity-based incentive compensation; (ii) to provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) to attract, motivate and retain key employees, non-employee directors and other service providers by maintaining competitive compensation levels; and (iv) to provide an incentive to management for continuous employment with or service to the Company.

2.	DEFINITIONS

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

(a) “Award” means an award of an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award granted under the Plan.

(b) “Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall have the meaning set forth in Section 14.2 hereof.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board or a successor thereof, or any other committee of the Board appointed by the Board to administer the Plan from time to time.

(g) “Common Stock” means the Company’s Common Stock, par value $.01 per share.

(h) “Company” means The Ultimate Software Group, Inc., a Delaware corporation.

(i) “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

(j) “Director Fee Option” means an Option granted in lieu of certain directors’ fees under Section 13 of the Plan.

(k) “Disability” means a condition in which a Participant is considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

(l) “Eligible Person” means any person who is an employee, officer, director, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant or advisor of the Company or any Subsidiary.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” with respect to the value of a share of Common Stock as of a particular day, shall mean the last reported sale price (as reported on the NASDAQ) of the Common Stock on such day (unless such day is not a trading day, in which case, on the last trading day immediately preceding such day on which the Common Stock is traded on the NASDAQ). If the Common Stock is not listed on the NASDAQ, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

(o) “Incentive Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

(p) “NASDAQ” means The Nasdaq Stock Market’s National Market.

(q) “Non-Employee Director” means any member of the Board who is not an officer or employee of the Company.

(r) “Nonqualified Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is not an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(t) “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(u) “Performance Awards” means an Award under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.

(v) “Plan” means The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan as set forth herein, as amended from time to time.

(w) “Prior Plan” means The Ultimate Software Group, Inc. Nonqualified Stock Option Plan, as amended and restated as of December 20, 2002.

(x) “Restricted Stock Award” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(y) “Section 162(m) Award” means any Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder.

(z) “Stock Appreciation Right” means an Award under Section 7 hereof entitling a Participant to receive a payment, representing the difference between a base price per share and the Fair Market Value of a share of Common Stock on the date of exercise.

(aa) “Stock Award” means an Award under Section 10 hereof entitling a Participant to shares of Common Stock that are free of transfer restrictions and forfeiture conditions imposed by the Plan.

(bb) “Stock Unit Award” means an Award under Section 9 hereof entitling a Participant to a payment of a unit value based on the Fair Market Value of a share of Common Stock.

(cc) “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	ADMINISTRATION

Section 3.1  Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the

NASDAQ, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

Section 3.2  Committee Authority.  Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

Section 3.3  Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law and such other limitations as the Committee shall determine. In no event shall such authority be delegated with respect to Awards to any members of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. In the event that authority is delegated to an officer or officers in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or officers for such purpose.

Section 3.4  Grants to Committee Members.  Any Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.	SHARES SUBJECT TO THE PLAN

Section 4.1  Share Limitation.  No further grants may be made under the Prior Plan, but awards made under the Prior Plan shall remain outstanding in accordance with their terms. Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all (i) stock options granted under the Prior Plan and (ii) Awards granted to Participants under the Plan shall be 12,000,000 shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award under the Plan or any stock option under the Prior Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan pursuant to such limitation. In addition, any shares of Common Stock exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise or payment of an Award under the Plan or any stock option under the Prior Plan shall be added to the foregoing maximum share limitation and may be made subject to Awards under the

Plan pursuant to such limitation. Any Awards under the Plan settled in cash shall not be counted against the foregoing maximum share limitation. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be returned or added to the aggregate share reserve under the Plan upon the termination, forfeiture, cancellation or other disposition of a stock option granted under the Prior Plan shall be limited to 6,000,000 shares.

Section 4.2  Adjustments.  If there shall occur any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the maximum number and kind of shares or units set forth in Sections 6.1, 7.1, 8.1, 9.1 and 10.1 hereof, (iii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance measures or goals relating to an Award and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.	ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. To the extent deemed necessary by the Committee, an Award will be evidenced by an Award Agreement as described in Section 15.1 hereof.

6.	STOCK OPTIONS

Section 6.1  Grant of Option.  An Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Options granted to any Participant during any calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 6.2  Exercise Price.  The exercise price under any Option granted to Participants under the Plan shall be equal to 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant, or such other amount as may be determined by the Committee.

Section 6.3  Vesting; Term of Option.  The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement. An Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s employment or other service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason.

Section 6.4  Option Exercise; Tax Withholding.  Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market broker-assisted transaction, (iv) by a combination of the foregoing methods, or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee and set forth in the Award Agreement.

Section 6.5  Limited Transferability of Nonqualified Options.  All Options shall be nontransferable except (i) upon the Participant’s death, by the Participant’s will or the laws of descent and distribution or (ii) in the case of Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An award for a Nonqualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant’s “family member,” as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement under the Securities Act of 1933, which may include a trust for the benefit of a Participant and/or a Participant’s family member. The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

Section 6.6  Additional Rules for Incentive Stock Options.

(i) Eligibility.  An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation §1.421-7(h).

(ii) Annual Limits.  No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(iii) Ten Percent Stockholders.  If an Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (a) the Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (b) such Option shall not be exercisable after the expiration of five years following the date such Option is granted.

(iv) Termination of Employment.  An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(v) Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(vi) Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

Section 6.7  Repricing of Stock Options Prohibited.  The Committee shall not cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, or otherwise approve any modification to an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ, except in accordance with an adjustment permitted under Section 4.2 hereof.

7.	STOCK APPRECIATION RIGHTS

Section 7.1  Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. A Stock Appreciation Right granted to an Eligible Person is an Award in the form of a right to receive, upon settlement or exercise of the right but without other payment, an amount based on appreciation in the Fair Market Value of shares of Common Stock over a base price established for the Award. Stock Appreciation Rights shall be settled or exercisable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the settlement or exercisability of a Stock Appreciation Right at any time. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 7.2  Vesting; Term; Base Price of Stock Appreciation Rights.  A Stock Appreciation Right shall be settled or exercisable at such time or times as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

Section 7.3  Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon settlement or exercise of the Stock Appreciation Right, as applicable, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of settlement or exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is settled or exercised. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of settlement or exercise, as applicable, or in a combination of cash and shares of Common Stock, subject to applicable tax withholding requirements.

Section 7.4  Repricing of Stock Appreciation Rights Prohibited.  The Committee shall not cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ, except in accordance with an adjustment permitted under Section 4.2 hereof.

8.	RESTRICTED STOCK AWARDS

Section 8.1  Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. A Restricted Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m)

Awards. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 8.2  Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

Section 8.3  Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

Section 8.4  Rights as Stockholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

Section 8.5  Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	STOCK UNIT AWARDS

Section 9.1  Grant of Stock Unit Awards.  A Stock Unit Award may be granted to any Eligible Person selected by the Committee. A Stock Unit Award is an Award to an Eligible Person of a number of hypothetical share units with respect to shares of Common Stock that are granted subject to such vesting and transfer restrictions and conditions of payment as the Committee shall determine and set forth in an Award Agreement. The value of each unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on any applicable date of determination. The Committee may grant Stock Unit Awards that are Section 162(m) Awards, as well as a Stock Unit Awards that are not Section 162(m) Awards. The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be limited to 250,000 units (subject to adjustment as provided in Section 4.2 hereof). A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of shares of Common Stock.

Section 9.2  Vesting of Stock Unit Awards.  On the Date of Grant, the Committee shall determine, in its sole discretion, any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion. In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

Section 9.3  Payment of Stock Unit Awards.  A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. The payment with respect to each share unit under a Stock Unit Award shall be determined by reference to the Fair Market Value of one share of Common Stock on each applicable payment date. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. In accordance with Section 15.4 hereof, the Committee may permit a Participant to defer the receipt of payment under a Stock Unit Award until such date or event as may be elected by the Participant in accordance with rules established by the Committee.

Section 9.4  No Rights as Stockholder.  The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.  STOCK AWARDS

Section 10.1  Grant of Stock Awards.  A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The Committee may grant Stock Awards that are Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards. The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 10.2  Rights as Stockholder.  Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.	PERFORMANCE AWARDS

Section 11.1  Grant of Performance Awards.  The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied. The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate. The Committee may also determine a target payment amount or a range of payment amounts for each Award. The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee’s authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award. In the case of any Performance Award that is a Section 162(m) Award, performance goals shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof. The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $2,000,000.

Section 11.2  Payment of Performance Awards.  At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements.

12.	SECTION 162(M) AWARDS

Section 12.1  Awards.  Awards of Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards. Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

Section 12.2  Performance Criteria.  In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: annual recurring revenues; recurring revenues; services revenues; license revenues; net or gross revenue; operating expenses; cash flow; total earnings; earnings per share, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; gross or operating margin; return on equity; return on capital; return on investment; market share; economic value added; stock price; and total stockholder return. The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures. In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

Section 12.3  Section 162(m) Requirements.  In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by Section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code). As and to the extent required by Section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may allow the Committee discretion to decrease the amount of compensation payable).

13.	DIRECTOR FEE OPTIONS

Section 13.1  Board Discretion.  Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the Non-Employee Directors of the Company to whom, and the time or times at which, Options may be granted, the number of shares subject to each Option, the exercise price of an Option, the time or times at which an Option will become vested and exercisable, the duration of an Option, and all other terms of an Option. Unless otherwise provided by the Board and set forth in an Award Agreement, Non-Employee Directors of the Company shall be granted Director Fee Options in accordance with the provisions of this Section 13.

Section 13.2  Grant of Director Fee Option.  Subject to Sections 13.1 and 13.7 hereof, as of each Date of Grant (determined under Section 13.3 hereof), each Non-Employee Director of the Company shall receive a grant of a Director Fee Option at an exercise price (determined under Section 13.4 hereof) to purchase a number of shares of Common Stock (determined under Section 13.5 hereof) in lieu of directors’ fees which such Non-Employee Director earned during the calendar quarter ending immediately prior to such Date of Grant.

Section 13.3  Date of Grant.  The Date of Grant of a Director Fee Option shall be the first business day of the calendar quarter immediately following the calendar quarter during which directors’ fees are earned by a Non-Employee Director, with the first such Date of Grant to be January 3, 2005.

Section 13.4  Exercise Price.  The exercise price of each share of Common Stock subject to a Director Fee Option shall be 30% of the Fair Market Value of a share of Common Stock on the applicable Date of Grant, or such other amount as may be determined by the Board. Payment of the exercise price shall be determined in accordance with the provisions of Section 6.4 hereof.

Section 13.5  Number of Shares.  The number of shares of Common Stock subject to any Director Fee Option shall equal (i) the dollar amount of the Non-Employee Director’s fees which were earned during the calendar quarter ending immediately prior to the Date of Grant, divided by (ii) the excess of the Fair Market Value of a share of Common Stock on the applicable Date of Grant over the exercise price of the Director Fee Option (determined in accordance with Section 13.4 hereof), rounded to the nearest whole share.

Section 13.6  Vesting.  Each Director Fee Option shall be fully vested on the Date of Grant.

Section 13.7  Exercise.  A Director Fee Option shall first become exercisable on the earliest to occur of the following events: (i) the fifth anniversary of the Date of Grant, (ii) the date on which the Non-Employee Director ceases to be a member of the Board, and (iii) the effective date of a Change in Control; and shall remain exercisable for the period specified in the Award Agreement as provided by the Committee at the time of grant. To the extent that a Director Fee Option is not exercised within the applicable time period (or is not otherwise settled in accordance with Section 13.8 hereof), such Director Fee Option shall be terminated and the Non-Employee Director’s rights thereunder shall be automatically forfeited.

Section 13.8  Cash Settlement.  Notwithstanding the provisions of Section 13.7 hereof, the Committee may, in its discretion, cancel the right of a Non-Employee Director to exercise a Director Fee Option upon or following the occurrence of an exercise event as described in Section 13.7 hereof in exchange for a cash payment to the Non-Employee Director equal to the product of (i) the number of shares of Common Stock subject to the Director Fee Option being cancelled, multiplied by (ii) the excess of the per share Fair Market Value of the Common Stock on the date of cancellation of the Director Fee Option over the exercise price per share of the Director Fee Option.

14.	CHANGE IN CONTROL

Section 14.1  Effect of Change in Control.  The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award,

(iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse, and (iii) each outstanding Stock Unit Award, Stock Award and Performance Award shall become immediately and fully vested and payable.

Section 14.2  Definition of Change in Control.  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon:

(i) the consummation of any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 50% or more of the combined voting power of the Company’s (or the surviving entity’s) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

(ii) the consummation of any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of the Company and its Subsidiaries; or

(iii) the occurrence of any event the result of which is that any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) the Company or any Subsidiary, or (B) any employee benefit plan sponsored by the Company or any Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise.

15.	GENERAL PROVISIONS

Section 15.1  Form of Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement shall also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

Section 15.2  Forfeiture Events.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

Section 15.3  No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, an Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

Section 15.4 Deferrals of Payment.  The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

Section 15.5  Rights as Stockholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

Section 15.6  Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the service of the Company or any of its Subsidiaries, or to serve as a director thereof, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

Section 15.7  Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

Section 15.8  Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

Section 15.9  Unfunded Plan.  The adoption of the Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under the Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of the Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under the Plan.

Section 15.10  Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of any such plan.

Section 15.11  Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his or her executor, administrator and permitted transferees and beneficiaries.

Section 15.12  Construction and Interpretation.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

Section 15.13  Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Section 15.14  Foreign Jurisdictions.  The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

Section 15.15  Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

16.	EFFECTIVE DATE, AMENDMENT AND TERMINATION

Section 16.1  Effective Date.  The Plan shall become effective following its adoption by the Board and upon its approval by the Company’s stockholders. The term of the Plan shall be 10 years from the date of such adoption by the Board, subject to Section 16.3 hereof.

Section 16.2  Amendment.  The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

Section 16.3  Termination.  The Plan shall terminate on December 15, 2014, which is the date immediately preceding the tenth anniversary of the date of the Plan’s adoption by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

THE ULTIMATE SOFTWARE GROUP, INC.

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MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect two directors to serve until the 2010 Annual Meeting.

	For	Withhold		For	Withhold
01 - Scott Scherr	☐	☐	02 - Alois T. Leiter	☐	☐
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		For	Against	Abstain			For	Against	Abstain
2.	To approve the amendment to the 2005 Equity and incentive Plan.	☐	☐	☐	3.	To ratify KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2007	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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■	C 1234567890 J N T 1 U P X 0 1 3 0 5 8 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
<STOCK#>                                  00PBPF

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Ultimate Software Group, Inc.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned, revoking all prior proxies, hereby appoints Mitchell K. Dauerman and Vivan Maza, with full power of substitution, as proxies to represent and vote, as designated herein, all the shares of Common Stock of The Ultimate Software Group, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 2000 Ultimate Way, Weston, Florida, on Tuesday, May 15, 2007, at 10:00 a.m. (E.D.T.), and at any adjournment thereof (the “Annual Meeting”).
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED HEREIN, FOR THE APPROVAL OF THE AMENDMENT OF THE 2005 EQUITY AND INCENTIVE PLAN AND FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company prior to the Annual Meeting or shall vote in person at the Annual Meeting.
PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE